EXHIBIT 21.1
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same Line
				of Business as Named Subsidiary
				Operating	Operating
	Jurisdiction of			in the	in Foreign
Name	Organization	Parent	Line of Business	United States	Countries
Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	185	81
SLC Operating Limited Partnership	Delaware	SH&RW	Lodging	0	0
Starwood Hotels & Resorts Holdings, Inc. (“SH&RH”)	Arizona	SH&RW	Lodging	1	0
Starwood Hotels & Resorts (“SH&R”)	Maryland	SH&RH	Lodging	12	1
SLT Realty Limited Partnership	Delaware	SH&R	Lodging	40	1
Sheraton Holding Corporation (“SHC”)	Nevada	SH&RW	—	9	1
The Sheraton Corporation (“SC”)	Delaware	SHC	Lodging	45	4
Sheraton International, Inc. (“SII”)	Delaware	SC	Lodging	7	68
Sheraton Overseas Management Corporation	Delaware	SII	—	0	0
CIGA S.p.A.	Italy	SII	Lodging	0	15

NOTE:	The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	The Phoenician
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Tucson Hotel & Suites

California
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Clarion Hotel — San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Westin Horton Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Long Beach
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Los Angeles Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin South Coast Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W Los Angeles — Westwood
Starwood Hotels & Resorts Worldwide, Inc.	Westin Mission Hills Resort
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton San Diego Hotel & Marina
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Universal Hotel
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis San Francisco

Colorado
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Denver Cherry Creek
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis, Aspen
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Tabor Center

Connecticut
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Stamford Hotel

Florida
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Tampa Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Fort Lauderdale
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Key West All Suites Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Bal Harbour Beach Resort

Georgia
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Lenox Inn
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Midtown Atlanta Hotel @ Colony Square
Starwood Hotels & Resorts Worldwide, Inc.	Westin Atlanta North at Perimeter
Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Hawaii
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui

Illinois
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Indiana
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Indianapolis Hotel & Suites
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Indianapolis

Louisiana
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans-French Quarter

Maine
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton South Portland Hotel

Massachusetts
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Colonial Hotel & Golf Club Boston North
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Boston
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Braintree Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Framingham Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Hyannis Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Inn Lexington
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Newton Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Boston Park Plaza
Starwood Hotels & Resorts Worldwide, Inc.	Westin Waltham
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Needham

Minnesota
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Minneapolis

Nebraska
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Omaha Hotel

New Hampshire
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Nashua Hotel

New Jersey
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Edison Hotel Raritan Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Parsippany Hotel

New York
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Tuscany
Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Court
Starwood Hotels & Resorts Worldwide, Inc.	W New York
Starwood Hotels & Resorts Worldwide, Inc.	W Times Square
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton New York Hotel & Towers
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Manhattan
Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis

Ohio
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Westin Cincinnati

Oregon
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Days Inn City Center
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Portland Downtown

Pennsylvania
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Cove Haven
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Paradise Stream
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Pocono Palace
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Brookdale on the Lake
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Park Ridge Hotel & Conference Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport

Rhode Island
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Providence Airport Hotel

Texas
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	The St Regis, Houston
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Galleria Houston
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Oaks

Washington
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Days Inn Town Center
Starwood Hotels & Resorts Worldwide, Inc.	Sixth Avenue Inn
Starwood Hotels & Resorts Worldwide, Inc.	W Seattle
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Seattle

Washington D.C.
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Capitol Hill Suites
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Grand
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Embassy Row

Wisconsin
Entity Name	Assumed Name
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Milwaukee Brookfield Hotel

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